UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

VAPE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20301 Ventura Boulevard, Suite 126B
Woodland Hills, CA 91364
(Address of principal executive office)

1-877-827-3959
(Registrant's telephone number, including area code)

PeopleString Corporation
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On December 29, 2013, Vape Holdings, Inc. (formerly PeopleString Corporation), a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement with Michael Cook, Kyle Tracey and Vicki Tracey (collectively, the “Sellers”) whereby Sellers agreed to sell all right, title and interest to the HIVE Ceramics vaporization product (the “Asset”) to the Company in exchange for thirty million (30,000,000) post-split, fully paid and nonassessable shares of the Company’s common stock (the “Shares”) (collectively, the “Asset Purchase”).  The Company’s Board of Directors (the “Board”) and shareholders representing approximately 53.3% of the outstanding shares of the Company’s common stock approved entering into the Asset Purchase by written consent on December 24, 2013.

The Company filed a Form 8-K to disclose entering into the Asset Purchase Agreement on January 3, 2014 with the Asset Purchase Agreement included with the Form 8-K as Exhibit 2.1, which disclosure is incorporated by reference herein.

On January 10, 2014, the Company and the Sellers entered into an Amendment to Asset Purchase Agreement (the “Amendment”) that amends and supplements the terms of the Asset Purchase Agreement. The substantive terms of the Amendment include amending Section 2.2 of the Agreement, entitled Purchase Price to provide as follows:

(i) 14,250,000 shares of restricted common stock of the Company shall be issued to Kyle Tracey effective immediately.  Mr. Tracey’s right in and to the shares shall vest effective immediately, including but not limited to all voting power, subject to forfeiture to the Company based on failure to meet certain performance incentives in the coming two calendar years.

(ii) 14,250,000 shares of restricted common stock of the Company shall be issued to Michael Cook effective immediately.  Mr. Cook’s right in and to the shares shall vest effective immediately, including but not limited to all voting power, subject to forfeiture to the Company based on failure to meet certain performance incentives in the coming two calendar years.

(iii) 1,500,000 shares of restricted common stock of the Company shall be issued to Vicki Tracey effective immediately.

The Company intends to seek shareholder approval of the Asset Purchase and the Amendment at a shareholder meeting to be held by the Company in the near future.  The closing of the Asset Purchase and the issuance of the Shares has not yet occurred and is expressly conditioned upon and subject to the approval of the shareholders of the Company at the aforementioned shareholder meeting.

The Company is presently authorized under its Certificate of Incorporation to issue 1,000,000,000 shares of common stock, par value $0.00001 per share and 10,000,000 shares of preferred stock, par value $0.00001 per share.  Upon obtaining shareholder approval of the Asset Purchase at the shareholder meeting, the Company will have 36,555,624 shares of common stock issued and outstanding, of which 30,000,000 shares will be owned by the Sellers representing 82.2% of the outstanding shares of the Company’s common stock.

The foregoing description of the Amendment is qualified by reference to the complete terms of the Amendment, the form of which is included herewith as Exhibit 2.2 and incorporated herein by reference.

Item 5.03           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 8, 2014, the Company amended its Certificate of Incorporation with the Delaware Secretary of State pursuant to a certificate of amendment (the “Certificate of Amendment”) to formally change its name from PeopleString Corporation to Vape Holdings, Inc. (the “Name Change”).  The Company’s Board of Directors and shareholders representing approximately 53.3% of the outstanding shares of the Company’s common stock approved the Name Change by written consent on December 24, 2013.

The Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07           Submission of Matters to a Vote of Security Holders.

Reference is made to the disclosure(s) in Item(s) 1.01, 5.03 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01           Other Events.

Reverse Stock Split

On December 24, 2013, the Company’s Board and a majority of its shareholders approved a one for forty (1:40) reverse stock split of the Company’s common stock (the “Reverse Stock Split”).  The Reverse Stock Split became effective on January 8, 2014.  As a result of the Reverse Stock Split, every forty (40) shares of issued and outstanding common stock of the Company were converted into one (1) share of common stock. All fractional shares created by the Reverse Stock Split were rounded to the nearest whole share.  If the fraction created was one half or less, it was rounded down to the nearest whole share.  If the fraction was more than one half, it was rounded up to the nearest whole share.  Each shareholder received at least one share. The number of the Company’s authorized shares of common stock will not change.

A new CUSIP number has been issued for the Company’s common stock (“91912N105”) to distinguish stock certificates issued after the effective date of the Reverse Stock Split.  The Company’s old CUSIP number was 71272D103.

The full text of the Company’s press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

OTC Voluntary Ticker Symbol Change

To reflect the Name Change, the Company has applied for and been granted a new ticker symbol as of January 8, 2014.  For twenty trading days beginning on January 8, 2014, the Company’s ticker symbol will be PLPED.  After that twenty day period, the D, which signifies the Reverse Stock Split occurred, will be removed and the Company’s new ticker symbol will be VAPE.

Item 9.01           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1
Asset Purchase Agreement, dated December 29, 2013, by and among PeopleString Corporation, Michael Cook, Kyle Tracey and Vicki Tracey.  Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2014.

2.2	Amendment to Asset Purchase Agreement, dated January 10, 2014, by and among Vape Holdings, Inc. (formerly PeopleString Corporation), Michael Cook, Kyle Tracey and Vicki Tracey.

3.1	Certificate of Amendment of Certificate of Incorporation

99.1	Press Release issued by PeopleString Corporation on January 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: January 14, 2014	By:	/s/ Jerome Kaiser
Jerome Kaiser
Duly Authorized Officer, Chief Financial Officer